UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Pogo Producing Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Contact:  James P. Ulm, II

(713) 297-5000

POGO COMMENCES TENDER OFFERS AND
CONSENT SOLICITATIONS FOR ITS

SENIOR SUBORDINATED NOTES

HOUSTON, TX, October 3, 2007  — Pogo Producing Company (NYSE: PPP) announced today that it has commenced cash tender offers for $450 million outstanding principal amount of its 7.875% Senior Subordinated Notes due 2013 (CUSIP No. 730448 AV9), $300 million outstanding principal amount of its 6.625% Senior Subordinated Notes due 2015 (CUSIP No. 730448 AR8) and $500 million outstanding principal amount of its 6.875% Senior Subordinated Notes due 2017 (CUSIP No. 730448 AT4) (the “Notes”). Concurrently with each tender offer, Pogo is soliciting related consents from the holders of the Notes to eliminate substantially all the restrictive covenants and certain events of default from the indentures governing the Notes. The tender offers and consent solicitations are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated October 3, 2007 and are being undertaken in anticipation of Pogo’s pending merger into a subsidiary of Plains Exploration & Production Company (“PXP”).

Unless extended or earlier terminated, the tender offers will expire at 5:00 p.m. (New York City Time) on November 5, 2007, and the consent solicitations will expire at 11:59 p.m. (New York City Time) on October 17, 2007.

Holders who validly tender Notes pursuant to the tender offers must consent to the proposed amendments to the indenture governing such Notes, and may not deliver consents without tendering related Notes. Tendered Notes may not be withdrawn, and consents may not be revoked, after 11:59 p.m. (New York City Time) on October 17, 2007. The total consideration to be paid for validly tendered Notes will be $1,012.50 per $1,000 principal amount, plus accrued and unpaid interest, which includes a $10.00 per $1,000 principal amount consent payment to holders who provide consents to the proposed amendments and tender their Notes by 11:59 p.m. (New York City Time) on October 17, 2007. Holders who validly tender Notes after 11:59 p.m. (New York City Time) on October 17, 2007 and prior to 5:00 p.m. (New York City Time) on November 5, 2007 will only receive $1,002.50 per $1,000 principal amount, plus accrued and unpaid interest. Pogo reserves the right to terminate, withdraw or amend the tender offers and consent solicitations at any time subject to applicable law. As of September 30, 2007, Pogo had approximately $1.3 billion of cash and cash equivalents and no outstanding borrowings under its revolving credit facility.

Pogo’s obligation to accept for purchase and to pay for Notes in each tender offer is conditioned on, among other things:

•                                          the consummation of the merger of Pogo with and into a subsidiary of PXP; and

•                                          the receipt of sufficient consents to the proposed amendments to the indenture relating to that series of Notes and execution of a supplemental indenture containing such amendments.

Each tender offer and consent solicitation is independent of the others, and the complete terms and conditions of the tender offers and consent solicitations are set forth in the tender offer documents, which are being sent to holders of Notes. Holders of Notes are urged to read the tender offer documents carefully.

Pogo has retained J.P. Morgan Securities Inc. to serve as exclusive dealer manager and solicitation agent for the tender offers and the consent solicitations. Questions regarding the tender offers and consent solicitations may be directed to J.P. Morgan Securities Inc. by calling collect at (212) 270-3994. Requests for documents may be directed to MacKenzie Partners, Inc., the information agent for the tender offers and consent solicitations, at (800) 322-2885.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities, nor shall there be any offer or sale of any Notes or other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The tender offers and consent solicitations are being made solely by the Offer to Purchase and Consent Solicitation Statement dated October 3, 2007 and related material.

*   *   *

Pogo Producing Company explores for, develops and produces oil and natural gas. Headquartered in Houston, Pogo owns approximately 1,900,000 gross leasehold acres in major oil and gas provinces in the United States, 6,354,000 acres in New Zealand and 1,480,000 acres in Vietnam. Pogo common stock is listed on the New York Stock Exchange under the symbol “PPP.”

* * *

This release includes statements of current expectations regarding Pogo, including statements regarding consummation of the tender offers and consent solicitations and the expected merger with PXP, that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits cannot be fully realized. Pogo discusses risks and uncertainties associated with its business in reports it files with the SEC and disclaims any responsibility to update these forward-looking statements.

PXP AND POGO HAVE FILED A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING PXP, POGO AND THE ACQUISITION. THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS IS BEING SENT TO SECURITY HOLDERS OF PXP SEEKING THEIR APPROVAL OF THE ISSUANCE OF SHARES OF PXP STOCK TO BE USED AS MERGER CONSIDERATION AND SECURITY HOLDERS OF POGO SEEKING THEIR APPROVAL OF THE ACQUISITION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED BY PXP AND POGO WITH THE SEC AT THE SEC’S WEBSITE AT http://WWW.SEC.GOV.

THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO PXP) MAY ALSO BE OBTAINED FOR FREE FROM PXP BY DIRECTING A REQUEST TO PLAINS EXPLORATION & PRODUCTION COMPANY, 700 MILAM, SUITE 3100, HOUSTON, TX 77002, ATTENTION: JOANNA PANKEY; TELEPHONE: (713) 579-6000, E-MAIL: JPANKEY@PXP.COM.

THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO POGO) MAY ALSO BE OBTAINED FOR FREE FROM POGO BY DIRECTING A REQUEST TO POGO PRODUCING COMPANY, 5 GREENWAY PLAZA, SUITE 2700, HOUSTON, TX 77046, ATTENTION: CLAY JEANSONNE, TELEPHONE: (713) 297-5000, E-MAIL: JEANSONC@POGOPRODUCING.COM.

PXP, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from PXP’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition is contained in the joint proxy statement/prospectus on file with the SEC. Information concerning beneficial ownership of PXP stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

Pogo, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Pogo’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition is contained in the joint proxy statement/prospectus on file with the SEC. Information concerning beneficial ownership of Pogo stock by its directors and certain executive officers is included in its proxy statement dated April 20, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.